UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 24, 2009

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

(Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

On November 24, 2009, the United States Attorney for the Southern District of Indiana filed a civil complaint (the “Civil Complaint”) in federal district court in the Southern District of Indiana, Indianapolis Division, seeking seizure of assets and accounts held by Timothy Durham and certain of his affiliates, including Fair Finance Co. (“Fair”).  At the same time, agents from the Federal Bureau of Investigation exercised a warrant and took documents and computers from Mr. Durham’s offices, and those of two of his affiliates, Fair and Obsidian Enterprises.  Mr. Durham is Chairman of our Board of Directors.  The Civil Complaint alleges, among other things, that the assets and accounts sought to be seized are the product of wire fraud in violation of Title 18, United States Code, Sections 1345 and 1355.  A copy of the Civil Complaint is attached hereto as Exhibit 99.1.

The Civil Complaint was dismissed on Monday, November 30, 2009 by the United States Attorney for the Southern District of Indiana.  A copy of the United States’ Notice of Dismissal is attached hereto as Exhibit 99.2.

Also, on November 24, 2009, we received a subpoena from the Division of Enforcement of the Securities and Exchange Commission (“SEC”) entitled “In Re Fair Finance.”  The subpoena requires us to produce a variety of documents relating to our portfolio transactions, including transactions with Fair, and also seeks documents relating to several individuals, including our directors, Mr. Durham, Robert Kaiser, and David Tornek.  A copy of the subpoena is attached hereto as Exhibit 99.3.

Each of our directors, Timothy S. Durham, Robert Kaiser, and David Tornek have also received a subpoena from the SEC with the subject notation “In Re Fair Finance.”  Mr. Kaiser is also our Chief Executive Officer.

The Company and its directors expect to cooperate with the SEC in their investigation.  We are currently unable to predict what the outcome of the investigation will be.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

99.1	Complaint of Forfeiture in Rem filed on November 24, 2009

99.2	United States Notice of Dismissal filed on November 30, 2009

99.3	Subpoena from United States of America Securities and Exchange Commission dated November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: November 30, 2009	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President, Chief Executive Officer,
Chief Financial Officer and Treasurer